UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 20, 2024

OFFICE PROPERTIES INCOME TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-34364	26-4273474
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458-1634

(Address of Principal Executive Offices) (Zip Code)

617-219-1440

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title Of each class	Trading Symbol(s)	Name Of each exchange on which registered
Common Shares of Beneficial Interest	OPI	The Nasdaq Stock Market LLC
6.375% Senior Notes due 2050	OPINL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

In this Current Report on Form 8-K, the terms “we”, “us”, “our” and “the Company” refer to Office Properties Income Trust.

Item 8.01	Other Events.

Amended Exchange Offer Transactions

On May 20, 2024, we announced certain amendments to our previously announced private exchange offers (as amended, the “Amended Exchange Offers”) to exchange our outstanding (i) 4.500% senior unsecured notes due 2025, (ii) 2.650% senior unsecured notes due 2026, (iii) 2.400% senior unsecured notes due 2027 and (iv) 3.450% senior unsecured notes due 2031 (such notes, collectively, are referred to as the “Existing Notes”) for up to an aggregate principal amount of $610,000,000 of new 9.000% Senior Secured Notes due 2029, or New Notes, and related guarantees pursuant to the terms and conditions set forth in an Offering Memorandum dated as of May 1, 2024, or the Offering Memorandum. We also announced our waiver of conditions requiring (i) the tender of at least $97.5 million in aggregate principal amount of the 4.500% senior unsecured notes due 2025 and (ii) the tender of a sufficient amount of Existing Notes such that at least $488 million in aggregate principal amount of New Notes would be issued on the settlement date for the exchange offers.

The Amended Exchange Offers will expire at 5:00 p.m., New York City time, on June 4, 2024, unless the Amended Exchange Offers are further extended or earlier terminated by us, conditional upon the satisfaction or, if applicable, waiver of, the conditions to the Amended Exchange Offers.

The New Notes and related guarantees will not be registered under the Securities Act of 1933, as amended, or the Securities Act, or any state securities laws, and therefore will be subject to restrictions on transferability and resale. We do not intend to register any of the New Notes and related guarantees under the Securities Act or the securities laws of any other jurisdiction and are not providing registration rights.

The Offering Memorandum and other documents relating to the Amended Exchange Offers will only be distributed to holders of Existing Notes who have certified to us that they are qualified institutional buyers under Rule 144A under the Securities Act or outside the United States to non-U.S. Persons in compliance with Regulation S under the Securities Act.

The foregoing is a summary of the material terms of the Amended Exchange Offers and does not purport to be complete, and is subject to, and qualified by, the press release, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference into this Item 8.01, and the terms of the Amended Exchange Offers set forth in the Offering Memorandum.

Warning Concerning Forward-Looking Statements

This Current Report on Form 8-K contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws that are subject to risks and uncertainties. These statements may include words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions. These forward-looking statements are based upon our present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by our forward-looking statements as a result of various factors. For example, the completion of the Amended Exchange Offers is conditional upon the satisfaction or, if applicable, waiver of, certain conditions to the Amended Exchange Offers, some of which are beyond our control. We cannot be sure that these conditions will be satisfied, or if we will waive such conditions; accordingly, the Amended Exchange Offers may not be consummated on the contemplated terms or timing or at all.

The information contained in our periodic reports filed with the Securities and Exchange Commission, or SEC, including under “Risk Factors,” or incorporated therein, also identifies important factors that could cause our actual results to differ materially from those stated in or implied by our forward-looking statements. Our filings with the SEC are available on the SEC’s website at www.sec.gov.

You should not place undue reliance upon any forward-looking statements.

Except as required by law, we do not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

No Offer or Solicitation

Neither this Current Report on Form 8-K nor the press release attached hereto as Exhibit 99.1 constitutes an offer to sell, or a solicitation of an offer to buy, the New Notes and related guarantees, nor shall there be any sale of the New Notes and related guarantees in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated May 20, 2024.
104	Cover Page Interactive Data File. (Embedded within the Inline XBRL document.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OFFICE PROPERTIES INCOME TRUST

By:	/s/ Brian E. Donley
Name:	Brian E. Donley
Title:	Chief Financial Officer and Treasurer

Dated:  May 20, 2024